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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 15, 2002


                              Quanta Services, Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


          1-13831                                 74-2851603
  (Commission File Number)           (IRS Employer Identification Number)


                       1360 Post Oak Boulevard, Suite 2100
                              Houston, Texas 77056
          (Address of principal executive offices, including zip code)


                                  713-629-7600
              (Registrant's telephone number, including area code)


                                 Not Applicable

         (Former name or former address, if changed since last report.)

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Item 5. Other Events

     On October 15, 2002, Quanta Services, Inc., a Delaware corporation ("Quanta"), entered into a Securities Purchase Agreement (the "Purchase Agreement") and an Investor's Rights Agreement (the "Investor's Rights Agreement") with First Reserve Fund IX, L.P., a Delaware limited partnership ("First Reserve"). Also on October 15, 2002, Quanta entered into a Consent Letter (the "Consent Letter") with Aquila, Inc. ("Aquila"). Copies of the Purchase Agreement, Investor's Rights Agreement and Consent Letter are attached to this filing as exhibits and are incorporated herein by reference.

     On October 15, 2002, Quanta issued a press release announcing, among other matters, the signing of the Purchase Agreement, Investor's Rights Agreement and Consent Letter and the purchase of common stock by First Reserve pursuant to the Purchase Agreement. A copy of the press release is attached to this filing as an exhibit and is incorporated herein by reference.

     Under the Purchase Agreement, on October 15, 2002, First Reserve purchased 8,666,666 shares of common stock from Quanta at a purchase price of $3.00 per share. In addition, First Reserve agreed, subject to certain conditions, to purchase from Quanta 2,430,741 shares of Series E Preferred Stock. Each share of Series E Preferred Stock will, upon stockholder approval, be convertible into ten shares of common stock, at a price per common stock share equivalent of not less than $3.00 nor more than $3.50, depending on the average closing price of Quanta's common stock for a designated period of time prior to closing. The purchase of the Series E Preferred Stock by First Reserve is subject to the negotiation of certain amendments to Quanta's senior credit facility and senior secured debt agreements and to clearance under the antitrust laws. The Purchase Agreement provides, among other things, that for a period of ten years, First Reserve will not engage in transactions intended to reduce its risk of owning capital stock of Quanta. At First Reserve's request, Quanta will call a special meeting of its stockholders before the end of 2002 to recommend the approval of conversion rights of the Series E Preferred Stock and the issuance of the shares of common stock upon conversion. If Quanta's stockholders do not approve these matters, First Reserve may repeat its request and Quanta will repeat its recommendation to stockholders at each annual meeting of stockholders until 2006.

     Under the Investor's Rights Agreement, First Reserve is entitled to (i) designate up to three directors to Quanta's board of directors, depending upon First Reserve's total ownership in Quanta and certain other conditions, (ii) three demand registrations with respect to the common stock, (iii) unlimited "piggyback" registrations, and (iv) a pre-emptive right to purchase shares of common stock upon Quanta's issuance of shares to third parties. In addition, First Reserve will not acquire and own more than 37% of the voting securities of Quanta (assuming full conversion of the Series E Preferred Stock). The Investor's Rights Agreement also provides that (i) First Reserve shall not transfer any portion of its shares of Preferred Stock to any competitor of Quanta, (ii) any transferee of shares constituting 15% or more of the voting securities of Quanta (assuming full conversion of the Series E Preferred Stock) must assume in writing the obligations of First Reserve under the Investor's Rights Agreement and (iii) any permitted



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transfer will be exempt from the Stockholders' Rights Plan, provided that any transferee owning more than 5% of the voting securities of Quanta, will not, as a result of the transfer, own more than 37% of the voting securities of Quanta.

     Under the Consent Letter, Aquila waived certain rights and benefits as a holder of Series A Preferred Stock and agreed and consented to (i) the designation and issuance of Series E Preferred Stock, (ii) the increase in the number of directors of Quanta to up to twelve members, (iii) the board of directors maintaining a majority of independent directors, and (iv) the registration rights granted to First Reserve.

     According to Amendment No. 29 to Aquila's Statement on Schedule 13D filed on October 17, 2002 with the Securities and Exchange Commission, through a privately negotiated transaction, Aquila sold to First Reserve on October 15, 2002 (a) 3,303,100 shares of common stock, at $3.00 per share, and (b) 939,380 shares of Series A Convertible Preferred Stock (convertible into 4,696,900 shares of common stock), at $3.00 per common stock share equivalent.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements: None.

(b) Pro Forma Financial Information: None.

(c) Exhibits:

      Exhibit No.                   Document
      -----------                   --------
          10.1 Securities Purchase Agreement dated October 15, 2002 between Quanta Services, Inc. and First Reserve Fund IX, L.P.

          10.2 Investor's Rights Agreement dated October 15, 2002 between Quanta Services, Inc. and First Reserve Fund IX, L.P.

          10.3 Consent Letter dated October 15, 2002 between Quanta Services, Inc. and Aquila, Inc.

          99.1      Press Release of Quanta Services, Inc. dated October 16,
                    2002.



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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      QUANTA SERVICES, INC.

                                      By:/s/ Dana A. Gordon
                                         ---------------------------------------
                                          Dana A. Gordon
                                          Vice President and General Counsel

October 22, 2002


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                                 EXHIBIT INDEX


      Exhibit No.                   Document
      -----------                   --------
          10.1 Securities Purchase Agreement dated October 15, 2002 between Quanta Services, Inc. and First Reserve Fund IX, L.P.

          10.2 Investor's Rights Agreement dated October 15, 2002 between Quanta Services, Inc. and First Reserve Fund IX, L.P.

          10.3 Consent Letter dated October 15, 2002 between Quanta Services, Inc. and Aquila, Inc.

          99.1      Press Release of Quanta Services, Inc. dated October 16,
                    2002.


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